                    SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934
                       (Amendment No.   )

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
[ ] Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to S240.14a-11(c) or S240.14a-12

                 DILLARD DEPARTMENT STORES, INC.
        (Name of Registrant as Specified In Its Charter)
                 DILLARD DEPARTMENT STORES, INC.
     (Name of Person(s) Filing Proxy Statement,if other than
                              Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title or each class of securities to which transaction applies:


     2) Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


     4)   Proposed maximum aggregate value of transaction:


     5)   Total fee paid:


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


     2)   Form, Schedule or Registration Statement No.:


     3)   Filing Party:


     4)   Date Filed:

                                DILLARD
                           DEPARTMENT STORES
                            PROXY STATEMENT





                      DILLARD DEPARTMENT STORES, INC.
                            POST OFFICE BOX 486
                        LITTLE ROCK, ARKANSAS 72203

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD MAY 17, 1997

                             PROXY STATEMENT




DILLARD DEPARTMENT STORES, INC.
POST OFFICE BOX 486
LITTLE ROCK, ARKANSAS 72203



TO THE HOLDERS OF CLASS A AND              Little Rock, Arkansas
CLASS B COMMON STOCK:                      April 25, 1997

    Notice is hereby given that the annual meeting of Stockholders of Dillard Department Stores, Inc., will be held at the auditorium of Dillard's Corporate Office, 1600 Cantrell Road, Little Rock, Arkansas on Saturday, May 17, 1997, at 9:30 a.m. for the following purposes:

1. To elect 15 Directors of the Company (five Directors to represent Class A Stockholders and 10 Directors to represent Class B Stockholders).

2. To consider and act upon a proposal to amend the Certificate of Incorporation to change the name of the Company from Dillard Department Stores, Inc. to Dillard's, Inc.

3. To consider and act upon a proposal to amend the 1990 Incentive and Nonqualified Stock Option Plan.

4. To consider and act upon proposals by certain Stockholders.

5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on March 31, 1997, will be entitled to notice of, and to vote at, the meeting.

    Your participation in the meeting is earnestly solicited. If you do not expect to be present in person at the meeting, please sign, date, and fill in the enclosed Proxy and return it by mail in the enclosed envelope to which no postage need be affixed if mailed in the United States of America.


                                     By Order of the Board of Directors



                                     JAMES E. DARR, JR.
                                     Secretary

                         DILLARD DEPARTMENT STORES, INC.
                               POST OFFICE BOX 486
                           LITTLE ROCK, ARKANSAS 72203
                             Telephone (501) 376-5200

                                    April 25, 1997

PROXY STATEMENT


   The enclosed Proxy is solicited by and on behalf of the management of Dillard Department Stores, Inc. (the "Company"), a
Delaware corporation, for use at the annual meeting of stockholders to be held on Saturday, May 17, 1997, at 9:30 a.m. at the auditorium of Dillard's Corporate Office, 1600 Cantrell Road,
Little Rock, Arkansas, or at any adjournment or adjournments thereof.

   Any stockholder giving a Proxy has the power to revoke it, at any time before it is voted, by written revocation delivered to the Secretary of the Company. Proxies solicited herein will be voted in accordance with any directions contained therein, unless the Proxy is received in such form or at such time as to render it ineligible to vote, or unless properly revoked. If no choice is specified, the shares will be voted in accordance with the recommendations of the Board of Directors as described herein.

   If matters of business other than those described in the Proxy properly come before the meeting, the persons named in the Proxy will vote in accordance with their best judgment on such matters. The Proxies solicited herein shall not confer any authority to vote at any meeting of stockholders other than the meeting to be held on May 17, 1997, or any adjournment or adjournments thereof.

   The cost of soliciting Proxies will be borne by the Company.
The Company will reimburse brokers, custodians, nominees and other fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners of shares. In addition to solicitation by mail, certain officers and employees of the Company may solicit Proxies by telephone, telegraph and personally. These persons will receive no compensation other than their regular salaries. The Company has retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fees of such firm are not expected to exceed $6,500.

OUTSTANDING STOCK; VOTING RIGHTS;
VOTE REQUIRED FOR APPROVAL

   The stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on March 31, 1997, will be entitled to notice of, and to vote at, the meeting. At that date, there were 108,293,001 shares of Class A Common Stock outstanding and 4,016,929 shares of Class B Common Stock outstanding.

   Each holder of Class A Common Stock and each holder of Class
B Common Stock shall be entitled to one vote on the matters presented at the meeting for each share standing in his name except that the holders of Class A Common Stock are empowered as a class to elect one-third of the Directors and the holders of Class B Common Stock are empowered as a class to elect two-thirds of the Directors. Nominees for director of each class, to be elected, must receive a plurality of the votes cast within that class. Cumulative voting for Directors is not permitted. Approval of the proposal to amend the Certificate of Incorporation to change the name of the Company requires the affirmative vote of a majority of the Company's outstanding shares of Common Stock. Approval of each of the proposal to amend the 1990 Incentive and Nonqualified Stock Option Plan and the Stockholder proposals require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting and entitled to vote. If shares are held by a broker that has indicated that it does not have discretionary authority to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter, but such shares will be counted with respect to determining whether a quorum is present. Abstentions will not be counted as votes cast, and with respect to each of the proposal to change the Company's name, the proposal to amend the Company's stock option plan, and the Stockholder proposals will have the effect of a vote against such proposal.

   The last date for the acceptance of Proxies by management is the close of business on May 16, 1997, and no Proxy received after that date will be voted by management at the meeting.

PRINCIPAL HOLDERS OF VOTING SECURITIES

   The following table sets forth certain information regarding persons who beneficially owned five percent (5%) or more of a class of the Company's outstanding voting securities at the close of business on February 1, 1997.

                                              No. of       Percent
Name and Address                 Class     Shares Owned   of Class(1)

Ark Asset Management Co., Inc.   Class A      8,198,160(2)    7.5%
One New York Plaza
New York, New York 10004

FMR Corp.                        Class A      5,685,001(2)    5.2%
82 Devonshire Street
Boston, Massachusetts 02109

The Prudential Insurance         Class A      5,792,464(2)    5.3%
Company of America
751 Broad Street
Newark, New Jersey 07102

W.D. Company, Inc.(3)            Class A         41,496        *
Little Rock, Arkansas            Class B      3,985,776       99.2%

*Denotes less than 0.1%

(1) At February 1, 1997 there were a total of 109,594,496 shares of the Company's Class A Common Stock and 4,016,929 shares of the Company's Class B Common Stock outstanding.

(2) Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

(3) William Dillard, Chairman of the Board of Directors of the Company, William Dillard II, President, Alex Dillard, Executive Vice President, and Mike Dillard, Executive Vice President, are officers and directors of W.D. Company, Inc. and own 21.3%, 25.1%, 23.3% and 22.0%, respectively, of the outstanding voting stock of W.D. Company, Inc.


ELECTION OF DIRECTORS

   Five Directors representing Class A Stockholders and 10 Directors representing Class B Stockholders are to be elected by the Class A Stockholders and the Class B Stockholders, respectively, at the annual meeting for a term of one year and until the election and qualification of their successors. The Proxies solicited hereby will be voted "FOR" the election as Directors of the 15 persons hereinafter identified under "Nominees for Election as Directors" if not specified otherwise. Management does not know of any nominee who will be unable to serve, but should any nominee be unable or decline to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute or substitutes. Management has no reason to believe that any substitute nominee will be required.

    THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION
        AS DIRECTORS OF THE 15 PERSONS HEREINAFTER IDENTIFIED.

NOMINEES FOR ELECTION AS DIRECTORS

   The following table briefly indicates the principal occupation of each nominee, the approximate number of shares of Class A and Class B Common Stock of the Company beneficially owned by each nominee as of February 1, 1997, and the year each nominee first was elected as a Director. The table also indicates the approximate number of shares of Class A and Class B Common Stock of the Company beneficially owned by the executive officers named under "Compensation of Directors and Executive Officers" and the number of shares beneficially owned by the directors and executive officers, as a group, as of February 1, 1997.

                                                      Shares of
                                                     Common Stock
                                                     Beneficially    Percent
                              Principal   Director   Owned as of       of
Name                     Age  Occupation   Since       2/01/97(1)     Class

William Dillard          82   Chairman of   1964  Class A   709,046  (3)   .6%
(b)(2)                        the Board and       Class B 3,985,776  (3) 99.2%
                              Chief Executive
                              Officer of the
                              Company

Calvin N. Clyde, Jr.     76   Chairman of   1985  Class A     6,987         *
(b)                           the Board,          Class B      None
                              T. B. Butler
                              Publishing
                              Co., Inc.,
                              Tyler, TX

Robert C. Connor         55   Investments   1987  Class A    13,033  (4)    *
(a)                                               Class B      None


Drue Corbusier           50   Vice Presi-   1994  Class A   288,138 (5)   .3%
(b)                           dent of the         Class B      None
                              Company

Will D. Davis            67   Partner,      1972  Class A    11,040        *
(a)                           Heath, Davis        Class B      None
                              & McCalla,
                              Attorneys,
                              Austin, TX

Alex Dillard             47   Executive     1975  Class A   744,810 (3)   .7%
(b)(2)                        Vice President      Class B 3,985,776 (3) 99.2%
                              of the Company

Mike Dillard             45   Executive     1976  Class A   645,311 (3)   .6%
(b)(2)                        Vice President      Class B 3,985,776 (3) 99.2%
                              of the Company

William Dillard II       52   President and 1967  Class A   891,410 (3)   .8%
(b)(2)                        Chief Operating     Class B 3,985,776 (3) 99.2%
                              Officer of the
                              Company

James I. Freeman          47  Senior Vice    1991 Class A    187,559 (6)   .2%
(b)                           President and       Class B       None
                              Chief Financial
                              Officer of the
                              Company

John Paul Hammerschmidt  74   Retired Member 1992 Class A      None
(a)                           of Congress         Class B      None

William B. Harrison, Jr. 53   Vice Chairman, 1985 Class A     6,000 (7)    *
(a)                           Chase Manhattan     Class B      None
                              Corporation,
                              New York, NY

John H. Johnson          79   President     1986  Class A     3,000 (8)    *
(b)                           and Publisher,      Class B      None
                              Johnson
                              Publishing
                              Company, Inc.,
                              Chicago, IL

E. Ray Kemp              72   Retired Vice  1970  Class A   76,887 (9)   .1%
(b)                           Chairman of the     Class B      None
                              Board and Chief
                              Administrative
                              Officer of the
                              Company

Jackson T. Stephens      73   Chairman,       -   Class A     5,000       *
(a)                           Stephens            Class B      None
                              Group, Inc.
                              Little Rock, AR

William H. Sutton        66   Managing      1994  Class A     1,000        *
(b)                           Partner,            Class B      None
                              Friday, Eldredge
                              & Clark, Attorneys
                              Little Rock, AR

All Nominees and                                 Class A 4,648,588(10)(11) 4.2%
Executive Officers                               Class B 3,985,776(10)    99.2%
as a Group (a total
of 25 persons)

(a)  Class A Director
(b)  Class B Director

*Denotes less than 0.1%

(1) Based on information furnished by the respective individuals.
(2) William Dillard is a director and officer of W. D. Company,
    Inc. and owns 21.3% of the outstanding voting stock of such company.  William Dillard II, Alex Dillard and Mike Dillard are sons of William Dillard and are directors and officers
    of W. D. Company, Inc. and own 25.1%, 23.3% and   22.0%,
    respectively, of the outstanding voting stock of such company.
(3) Includes 41,496 shares of Class A Common Stock and 3,985,776 of Class B Common Stock owned by W. D. Company, Inc., in which shares William Dillard, William Dillard II, Alex Dillard and Mike Dillard are each deemed to have a beneficial interest due to their respective relationships with W. D. Company, Inc. See "Principal Holders of Voting Securities." William Dillard and his wife individually own 320,293 and 2,772 shares, respectively, of Class A Common Stock; he has sole voting power with respect to 19,485 shares held in trust for three minor children and has the right to acquire beneficial ownership of 325,000 shares pursuant to currently exercisable options granted under Company stock option plans. William Dillard II individually owns 534,337 shares of Class A Common Stock and has the right to acquire beneficial ownership of 315,577 shares pursuant to currently exercisable options granted under Company stock option plans. Alex Dillard and his wife individually own 351,726 and 36,011 shares, respectively, of Class A Common Stock, and he has the right to acquire beneficial ownership of 315,577 shares pursuant to currently exercisable options granted under Company stock option plans.
    Mike Dillard individually owns 262,278 shares of Class A Common Stock, has sole voting power with respect to 25,960 shares held in trust for three minor children and has the right to acquire beneficial ownership of 315,577 shares pursuant to currently exercisable options granted under Company stock option plans.
(4) Includes nine shares owned by his wife and 24 shares owned by his child.
(5) Drue Corbusier and her husband individually own 129,719 and 14,400 shares, respectively, of Class A Common Stock, and she has the right to acquire beneficial ownership of 144,019 shares pursuant to currently exercisable options granted under Company stock option plans.
(6) James I. Freeman individually owns 54,453 shares, has sole voting power with respect to 4,000 shares held in trust for a minor child and has the right to acquire beneficial ownership of 129,146 shares pursuant to currently exercisable options granted under Company stock option plans.
(7) Includes 3,300 shares owned by his wife.
(8) These shares are held by Johnson Publishing Company, Inc., of which John H. Johnson is President and Publisher.
(9) E. Ray Kemp and his wife individually own 27,693 and 37,119 shares, respectively, of Class A Common Stock, and he has sole voting power with respect to 12,075 shares held in trust for a minor child.
(10)The shares in which William Dillard, William Dillard II, Alex Dillard and Mike Dillard are deemed to have a beneficial interest due to their respective relationships with W. D. Company, Inc. have been included in this computation only once and were not aggregated for such purpose.
(11)Includes the right to acquire beneficial ownership of 2,330,462 shares pursuant to currently exercisable options granted under Company stock option plans.

   The following nominees for director also hold directorships in the designated companies:

     Name                     Director of

William Dillard II            Acxiom Corporation, Barnes & Noble, Inc.,
                              and Simon Debartolo Group, Inc.

John Paul Hammerschmidt       Southwestern Energy Co.

William B. Harrison, Jr.      Chase Manhattan Corporation, Freeport-
                              McMoran Inc., Freeport-McMoran Copper
                              and Gold, Inc., and McMoran Oil and Gas Co.


   The business associations of the nominees as shown in the table under "Nominees for Election as Directors" have been continued for more than five years, with the exception of Robert C. Connor, who prior to 1993 was President of a national banking association located in Arkansas, which, through a series of transactions, is now controlled by NationsBank. Each nominee for Director was elected to the Board of Directors at the annual meeting of stockholders held May 18, 1996 with the exception of Jackson T. Stephens.

   The Board of Directors met five times during the last 12 months, on May 18, August 24, and November 16, 1996, and February 21 and
March 8, 1997.

   Audit Committee members are Calvin N. Clyde, Jr., Chairman; John
H. Johnson; E. Ray Kemp; and William H. Sutton. The Audit Committee held three meetings during the year.

   The Executive Compensation and Stock Option Committee members are Robert C. Connor; Will D. Davis, Chairman; John Paul Hammerschmidt; and William B. Harrison. The Executive Compensation and Stock Option Committee held three meetings during the year.

   Of the nominees for director, only William B. Harrison, Jr. attended fewer than 75% of the aggregate of (1) the total number of meetings of the board of directors and (2) the total number of meetings held by all committees of the board on which he served.
Mr Harrison attended 71% of the board of directors and committee meetings. He was unable to attend two board of directors meetings because of his responsibilities in effecting the merger of Chemical Banking Corporation and Chase Manhattan Corporation.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cash and Other Compensation

   The following table sets forth, for the fiscal years indicated, the cash and other compensation provided by the Company and its subsidiaries to the Chief Executive Officer and each of the four most highly compensated executive officers (the "named executive officers") of the Company in all capacities in which they served.


                      Summary Compensation Table

                                                               Long Term Compensation
    Annual Compensation                                         Awards     Payouts

(a)                    (b)   (c)       (d)         (e)            (f)               (g)              (h)        (i)
                                                                                 Securities                 All Other
                                               Other Annual    Restricted        Underlying         LTIP   Compensation
Name and Principal    Year  Salary($) Bonus($) Compensation($) Stock Award(s)($) Options/SARs(#)   Payouts    ($)(1)
Position
William Dillard       1996  $910,000  $  685,000       -            -               150,000             -      $170,166
Chairman of the Board 1995   885,000     660,000       -            -               150,000             -       190,245
and Chief Executive   1994   860,000   1,040,000       -            -               150,000             -       173,313
Officer

William Dillard II    1996   610,000     900,000       -            -               150,000             -       122,630
President and Chief   1995   585,000     660,000       -            -               150,000             -       188,520
Operating Officer     1994   560,000   1,040,000       -            -               150,000             -       152,305

Alex Dillard          1996   520,000     900,000       -            -               150,000             -       110,420
Executive Vice        1995   495,000     660,000       -            -               150,000             -       176,970
President             1994   470,000   1,040,000       -            -               150,000             -       164,187

Mike Dillard          1996   465,000     550,000       -            -               150,000             -        83,800
Executive Vice        1995   445,000     440,000       -            -               150,000             -       134,950
President             1994   425,000     695,000       -            -               150,000             -       106,132

James I. Freeman      1996   410,000     250,000       -            -                60,000             -        45,500
Senior Vice President 1995   395,000     135,000       -            -                60,000             -        65,650
and Chief Financial   1994   380,000     205,000       -            -                60,000             -        53,640
Officer

(1) Amounts represent the Company's defined contributions for the benefit of the named executive officers pursuant to its Retirement Plan.

Stock Option Grants

   The following table sets forth information concerning stock options granted under the Company's 1990 Stock Option Plan to the named executive officers:

                    Option/SAR Grants in Last Fiscal Year


                                                                                      Potential Realizable
                                                                                         Value at Assumed Annual
                                                                                         Rates of Stock Price
                        Individual Grants                                               Appreciation for Option Term
(a)                 (b)                   (c)                 (d)             (e)          (f)         (g)
                 Number of             % of Total
             Securities Underlying    Options/SARs         Exercise or
                 Options/SARs       Granted to Employees   Base Price     Expiration
Name             Granted (#)(1)        in Fiscal Year        ($/Sh)          Date         5% ($)        10% ($)
William Dillard     150,000                7.5%              $37.375       5/22/2003    $2,282,100    $5,318,700

William Dillard II  150,000                7.5                37.375       5/22/2003     2,282,100     5,318,700

Alex Dillard        150,000                7.5                37.375       5/22/2003     2,282,100     5,318,700

Mike Dillard        150,000                7.5                37.375       5/22/2003     2,282,100     5,318,700

James I. Freeman     60,000                3.0                37.375       5/22/2003       912,840     2,127,480


(1) These options are exercisable on or after May 22, 1998. If payment for shares upon exercise of any of these options is made with shares of the Company's common stock owned by the optionee, the optionee shall be granted on that date an option ("Reload Option") to purchase a number of shares equal to the number of shares tendered to the Company.
    The exercise price of the Reload Option shall be the market price of the Company's common stock on the Reload Option grant date, and the expiration date of the Reload Option shall be the same as that of the original option.

Stock Option Exercises and Holdings

   The following table sets forth information concerning stock options exercised during the last fiscal year and stock options held as of the end of the last fiscal year by the named executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     (a)                 (b)              (c)               (d)                      (e)
                                                        Number of Securities
                                                            Underlying            Value of Unexercised
                    Shares Acquired      Value         Unexercised Options/      In-the-Money Options/
Name                 on Exercise (#)   Realized ($)     SARs at FY-End (#)        SARs at FY-End ($)(1)
                                                     Exercisable Unexercisable   Exercisable Unexercisable
William Dillard         75,000         $137,250        325,000    300,000           $0         $393,750

William Dillard II           0                0        315,577    300,000            0          393,750

Alex Dillard                 0                0        315,577    300,000            0          393,750

Mike Dillard                 0                0        315,577    300,000            0          393,750

James I. Freeman        60,000          590,313        129,146    120,000            0          157,500

(1) Represents the amount by which the market price at fiscal year end of the shares underlying unexercised options exceeds the exercise price for such shares.

Pension Plan

   The following table shows the estimated annual benefits payable pursuant to the Company's pension plan to persons in specified compensation and years of service categories upon retirement.

                             Pension Plan Table
                              Years of Service
Remuneration      15       20         25          30        35

  300,000       67,500   92,066    117,066     142,066   167,066
  350,000       79,566  108,733    137,900     167,066   196,233
  400,000       92,066  125,400    158,733     192,066   225,400
  450,000      104,566  142,066    179,566     217,066   254,567
  500,000      117,066  158,733    200,400     242,067   283,733
  550,000      129,566  175,400    221,233     267,067   312,900
  600,000      142,066  192,066    242,067     292,067   342,067
  650,000      154,566  208,733    262,900     317,067   371,233

    A participant's compensation covered by the Company's pension plan is his average salary (as reported in the Summary Compensation Table) for the last five years of his employment with the Company. The credited years of service for each of the named executive officers is as follows: William Dillard, 0 years; William Dillard II, 27 years; Alex Dillard, 24 years; Mike Dillard, 24 years; and James I. Freeman, 8 years. Benefits shown are computed as a single life annuity with five years term certain beginning at age 65 and are not subject to deduction for social security or other offset amounts.

Compensation of Directors

   Directors who are not officers of the Company each receive an annual retainer of $27,500, $1,250 for attendance at each board meeting, $250 for each committee meeting, and actual travel expenses.

Retirement Contract

   The Company has entered into a retirement contract with William Dillard, Chairman of the Board, providing for voluntary retirement upon 90 days notice. Following retirement and in return for providing consulting services to the Company, Mr. Dillard will receive annual compensation equal to 1-1/2% of the average of the five highest amounts of total annual compensation paid to Mr. Dillard by the Company for his employment during such fiscal years multiplied by his total years of employment with the Company. Mr. Dillard's employment with the Company began on January 1, 1938. Such retirement compensation shall be adjusted every three years based on the Consumer Price Index. The payments will be continued in the event of disability, and will be paid to Mr. Dillard's wife for life upon his death.

Compensation Committee Interlocks and Insider Participation

   The Company's Executive Compensation and Stock Option Committee is composed of Robert C. Connor; Will D. Davis; John Paul
Hammerschmidt; and William B. Harrison. Mr. Davis is a partner of the law firm Heath, Davis & McCalla, which is retained by the Company for legal services.

Report of Executive Compensation and Stock Option Committee

   The following report addressing the Company's compensation policies for executive officers for fiscal 1996 is submitted by the Executive Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors.

General

   The Compensation Committee, which is composed of independent directors who are not employees of the Company, establishes policies relating to the compensation of employees and oversees the administration of the Company's employee benefit plans. The compensation program of the Company has been designed (1) to provide compensation opportunities that are equivalent to those offered by comparable companies, thereby allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success, (2) to motivate key senior officers by rewarding them for attainment of profitability of the Company, and (3) to align the interests of executives with the long-term interests of stockholders by awarding stock options to executives as part of the compensation provided to them.

   In order to develop a competitive compensation package for the executive officers of the Company, the Compensation Committee compares the Company's compensation package with those of a comparison group. The comparison group is composed of department stores, specialty stores and other public companies that were family-founded and continue to be family-managed. Not all of the companies in the comparison group are included in the Standard & Poor's Department Store Index. The Compensation Committee believes that the companies in the comparison group are comparable to the Company in management style and management culture. Although the Compensation Committee has made these comparisons, it also has taken into account that as the Company has grown in size, the number of senior executives has not grown proportionately, so that the number of senior executives retained by the Company is lower than the number of senior executives at other companies of similar size.

   Currently, the Company's compensation program consists of salary, annual cash performance bonus based on the profitability of the Company, and long-term incentive opportunities in the form of stock options. The compensation program is focused both on short-term and long-term performance of the Company, rewarding executives for both achievement of profitability and growth in stockholder value.

   Salary -- Each year the Compensation Committee makes a recommendation to the Board establishing the salary for all executive officers.
Such salary recommendations are made at the discretion of the Compensation Committee and are not specifically related to any company performance criteria as are both the cash performance bonus and stock option portions of the compensation program, which are discussed below. The Compensation Committee does, however, base any increase in salary recommendations on target salaries based on a regression analysis of salaries paid versus total revenues for the comparison group. For fiscal 1996, the salary recommendations made by the Compensation Committee were slightly below the target salaries produced by this analysis.

   Cash Performance Bonus -- Cash performance bonuses may be paid annually to senior management. For bonuses to be paid, however, the Company must have income before federal and state income taxes ("pre-tax income") for the fiscal year. The Compensation Committee, within ninety (90) days after the start of a fiscal year, designates those individuals in senior management eligible to receive a cash performance bonus. Bonuses are paid at the conclusion of a fiscal year from a bonus pool which is equal to one and one-half percent (1-1/2%) of the Company's pre-tax income plus three and one-half (3-1/2%) of the increase in pre-tax income over the prior fiscal year. When the Compensation Committee designates the individuals eligible to participate in the cash performance bonus program, it also designates the percent of the bonus pool each individual will be entitled to receive. The Compensation Committee retains at all times the authority to adjust downward the amount of bonus any individual may receive pursuant to the above-described formula. For fiscal 1996, the Company experienced a pre-tax income of $378,761,000 and an increase in pre-tax income of $109,108,000 over the prior fiscal year.

After analyzing the primary cause for the increase in pre-tax income, the Compensation Committee made a decision to adjust downward by approximately $6,000,000 the amount of bonus which the named executive officers would receive for fiscal 1996 pursuant to the cash performance bonus program.

   Stock Options -- Stock option grants under the Company's 1990 Incentive and Non-Qualified Stock Option Plan are utilized by the Company for long-term incentive compensation for executive officers. Prior to fiscal 1996, the Compensation Committee utilized a formula for determining the number of stock options granted to executive officers. Under such formula, each named executive officer in the Summary Compensation Table received a grant covering a number of shares approximately equal to ten percent (10%) of the officer's total compensation for the previous fiscal year. Because the cash bonus portion of an individual's total compensation is tied directly to the Company's pre-tax income for the fiscal year plus the increase in pre-tax income over the prior fiscal year, the stock option portion of the Company's compensation program is partially tied to Company performance. For 1996 the Compensation Committee decided to grant the same number of options to each named executive officer as was granted in 1995. The exercise price for the options granted is one hundred percent (100%) of the fair market value of the shares underlying such options on the date of grant. The stock options are exercisable on or after May 22, 1998. When making option grants, the Compensation Committee does not consider the number of options already held by an executive officer.

   As discussed in previous Compensation Committee Reports, the Omnibus Budget Reconciliation Act of 1993 prevents public corporations from deducting as a business expense that portion of compensation exceeding $1 million paid to a named executive officer in the Summary
Compensation Table.   This deduction limit does not apply to
"performance-based compensation." The Compensation Committee believes that the necessary steps have been taken to qualify as performance-based compensation the compensation paid under the cash performance bonus and stock option portions of the Company's compensation program.

Chief Executive Officer

   In setting the Chief Executive Officer's compensation, the Compensation Committee makes the same determination with regard to salary, cash performance bonus and stock options as discussed above for the other named executive officers. For fiscal 1996, the increase in the Chief Executive Officer's salary over the prior fiscal year resulted in a salary slightly lower than the target salary produced by the regression analysis discussed above. When targeting the Chief Executive Officer's salary, and when establishing the portion of the bonus pool to which the Chief Executive Officer would be entitled, the Compensation Committee took into account the Chief Executive Officer's contribution and leadership as well as his vision in founding the Company.

Robert C. Connor
John Paul Hammerschmidt
William B. Harrison
Will D. Davis, Chairman

Company Performance

   The graph below compares for each of the last five fiscal years the cumulative total returns on the Company's Class A Common Stock, the Standard & Poor's 500 Index and the Standard & Poor's Department Stores Index. The cumulative total return on the Company's Class A Common Stock assumes $100 invested in such stock on January 31, 1992 and assumes reinvestment of dividends.

The following table is submitted in lieu of the required graph:

                             1992    1993     1994    1995    1996

Dillard Department
 Stores, Inc.               119.26   87.50    64.25   70.65   73.63
Standard & Poor's
 500 Index                  110.58  124.82   125.48  174.00  219.83
Standard & Poor's
 Department Stores Index    111.64  128.01   113.47  135.52  145.60

CERTAIN RELATIONSHIPS AND TRANSACTIONS

   William Dillard II, Drue Corbusier, Alex Dillard and Mike Dillard are children of William Dillard.

   Mr. William H. Sutton is Managing Partner of the law firm Friday, Eldredge & Clark, which is retained by the Company for legal services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's directors and executive officers, and persons who own more than 10% of the Company's Class A Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of stock of the Company.
   To the Company's knowledge, based solely on a review of copies of reports provided by such individuals to the Company and written representations of such individuals that no other reports were required, during the fiscal year ended February 1, 1997, all Section
16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except as follows: one report, covering one transaction, was filed late by each of Calvin N. Clyde, Jr., John A. Franzke, T.R. Gastman and Roy J. Grimes.

PROPOSAL TO CHANGE THE NAME OF THE COMPANY FROM
DILLARD DEPARTMENT STORES, INC. TO DILLARD'S, INC.

   On March 8, 1997, the Board of Directors unanimously adopted a resolution, subject to stockholder approval, setting forth a proposed amendment to the Company's Certificate of Incorporation that would change the name of the Company from Dillard Department Stores, Inc. to Dillard's, Inc. The Board of Directors believes that it is in the best interest of the Company to effect this name change to more accurately reflect the operations of the Company. Many of the stores which the Company currently operates are more accurately described as specialty stores rather than department stores.

   The proposal to amend the Certificate of Incorporation to change the Company's name will be presented to stockholders in the form of a resolution as follows:

   RESOLVED, that Article FIRST of the Certificate of Incorporation of this Corporation be amended so that such Article, as amended, shall be and read as follows:

   FIRST: The name of the corporation (hereinafter called the "Corporation") is DILLARD'S, INC.

   The proposal to approve an amendment to the Certificate of Incorporation to change the name of the Company requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company, and it will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF
    THE COMPANY FROM DILLARD DEPARTMENT STORES, INC. TO DILLARD'S, INC.

PROPOSAL TO AMEND THE 1990 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

   In 1990 stockholders approved the Company's 1990 Incentive and
Nonqualified Stock Option Plan (the "Plan") pursuant to which options may be granted to certain key employees of the Company (the "Optionees") for the purchase from time to time of shares of the Company's Class A Common Stock during the term of the Plan. 2,906,760 shares remain available for issuance under the Plan.

   On March 8, 1997, the Company's Board of Directors adopted a proposal to seek stockholder approval of an amendment to the Plan which would place a limit on the number of shares with respect to which options may be granted to any participant. Under the proposed amendment, no Optionee may receive options covering more than 1,000,000 shares in any single fiscal year under the Plan. This amendment is being proposed for stockholder approval pursuant to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which prevents the Company from deducting as a business expense that portion of compensation exceeding $1 million paid to a named executive officer in the Summary Compensation Table appearing herein. This deduction limit does not apply, however, to "performance-based compensation," which is compensation paid solely on account of the attainment of one or more preestablished, objective performance goals. Stock options granted pursuant to plans which, among other things, place a limit on the amount any one individual may receive under the plan over a period of time are deemed to be performance-based compensation. If stockholders fail to approve the proposed amendment, no options will be granted to named executive officers under the Plan.

   The purpose of the Plan is to encourage ownership of stock in the Company by key employees, and thereby cause such key employees to increase their efforts on behalf of the Company. The Plan is administered by the Executive Compensation and Stock Option Committee (the "Committee") which currently consists of two or more directors of the Company who are non-employee directors, as defined in Rule 16b-3 of the Securities and Exchange Commission, and who are outside directors as defined in applicable Treasury Regulations. The Committee makes the determination as to whom options shall be granted, the terms of such options, and the number of shares to be covered by such options. In making these determinations, the Committee takes into account the duties and responsibilities of the proposed Optionees, their present and potential contribution to the success of the Company, their past record, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.

   Pursuant to the terms of the Plan, the Committee may grant either incentive stock options ("ISOs") or nonqualified stock options ("NQSOs"). ISOs are options that meet the requirements of Section 422A of the Code. NQSOs are options taxed pursuant to Section 83 of the Code and that do not receive the special tax treatment received by ISOs.

   In the case of ISOs granted under the Plan, the exercise price shall not be less than 100% of the fair market value of an equivalent number of shares of the Company's Class A Common Stock on the date the option is granted. If the Optionee owns 10% or more of the total combined voting power of all classes of stock of the Company, the exercise price for an ISO granted under the Plan shall not be less than 110% of the fair market value of an equivalent number of shares of the Company's Class A Common Stock on the date the option is granted. ISOs granted pursuant to the Plan shall not be exercisable after the expiration of ten (10) years from the date such option is granted or, if the Optionee owns 10% or more of the total combined voting power of all classes of stock of the Company, five (5) years from the date such option is granted. To the extent that an optionee has currently exercisable ISOs at the beginning of the calendar year with an aggregate fair market value exceeding $100,000, the excess over $100,000 cannot be treated as ISOs. The aggregate fair market value is determined by the exercise price of the option at the time of granting.

   The exercise price for NQSOs granted pursuant to the Plan shall be determined by the Committee in its complete discretion, but in no event shall the exercise price of an NQSO granted to a named executive officer be less than 100% of the fair market value of an equivalent number of shares of the Company's Class A Common Stock on the date the option is granted.

   The option price shall be payable to the Company in cash or by delivery of already-owned shares of Class A Common Stock of the Company, or by a combination of the foregoing. Additionally, the Company may, but shall not be required to, cooperate in cashless exercises of options whereby the optionee through the use of a brokerage firm makes payment to the Company of the option price either from the proceeds of a loan obtained through the brokerage firm or from the proceeds of the sale of stock issued pursuant to the exercise of the option. If payment for exercise of an option is made in the form of shares of the Company's Class A Common Stock, the Optionee shall be granted on the date of exercise a reload option to purchase the number of shares that equals the number of shares tendered to the Company. The price per share at which each reload option may be exercised shall be equal to the fair market value of a share on the date of grant of the reload option. The term of each reload option shall expire on the same date as that of the original option.

   Under currently applicable provisions of the Code, an Optionee will not be deemed to receive any income for federal income tax purposes upon the grant of any option under the Plan, nor will the Company be entitled to a tax deduction at that time. Upon the exercise of a NQSO, the Optionee will be deemed to have received ordinary income in an amount equal to the difference between the exercise price and the market price of the shares on the exercise date. The Company will be allowed an income tax deduction equal to the excess of market value of the shares on the date of exercise over the cost of such shares to the Optionee. Upon the exercise of an ISO, there is no regular income tax recognized by the Optionee at the time of exercise, except if the exercise price is less than the stock's fair market value at the time of exercise, the difference is a tax preference item for minimum tax purposes. If the stock is held at least one year following the exercise date and at least two years from the date of grant of the option, the Optionee will realize a capital gain or loss upon sale, measured as the difference between the exercise price and the sale price. If both of these holding period requirements are not satisfied, ordinary income tax treatment will apply to the amount of gain and sale or exercise, whichever is less. If the actual gain exceeds the amount of ordinary income, the excess will be considered a short-term or long-term capital gain depending on how long the shares are actually held. No income tax deduction will be allowed by the Company with respect to shares purchased by an optionee upon the exercise of an ISO, provided such shares are held for the above-described periods.

   This proposal to approve an amendment to the Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will not be counted as affirmative votes.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL
    OF THE AMENDMENT TO THE 1990 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN.

STOCKHOLDER PROPOSAL CONCERNING EMPLOYMENT REPORT

   The School Sisters of St. Francis - U.S. Province, 1515 S. Layton Blvd., Milwaukee, WI 53251, owners of 50 shares of Class A Common
Stock, have indicated that they intend to propose the following resolution for action at the meeting:

   "Be it resolved: A report shall be prepared at reasonable cost, by September, 1997, excluding confidential information and shall focus on the following areas:

  1. A copy of the consolidated EEO-1 report for 1994, 1995, 1996 available to shareholders upon request.

  2. Report the number of discrimination complaints and lawsuits concerning race, gender and the physically challenged. The cost to the company and shareholders from discrimination lawsuits and alternatives to resolve the issue.

  3. Report any federal audit, corporate management review, and letter of compliance with corrective measures enacted to protect the company's government contracts and legal penalties.

  4. Report to shareholders on the race, ethnicity and gender among top management.

  5. A description of any policies and programs utilizing the purchase of goods and services from minority- and/or female-owned business enterprises."

The following statement was submitted in support of such resolution:

SUPPORTING STATEMENT

   "In 1994 corporations spent more than $2.2 billion on legal fees and related discrimination settlements. The Equal Employment Opportunity Commission (EEOC) reported that over 155,000 discrimination complaints were filed in 1994. The high cost of legal expenses, the potential loss of government contracts and the financial consequences of a damaged corporate image from discrimination allegations is placing this issue high upon a priority list for shareholders. Companies must better reflect the market-place, the customer, trading partners, and the diverse workforce through all levels of its organization.

   CEOs from 28 major companies have cited changing demographics of the labor force, the diverse national consumer market, and rapid globalization of the marketplace as reasons for expanding diversity. Over 100 major employers publicly report on work diversity and EEO-1 information. Corporate publications available to their shareholders such as: Capital Cities/ABC's Commitment Report for shareholders, Kmart Corporation's Reflections of America, U.S. Air's Affirming Workplace Diversity, Amoco's Diverse Work Force and Sears' Corporate Responsibility Report, just to name a few, are disclosing EEO statistics for public review.

   Many California corporations provide this data voluntarily, including all of the regulated utilities and most of the major banks. Southern California Edison, for example, has informed the Glass Ceiling
Commission that it supports public reporting of this kind.

   The bi-partisan Glass Ceiling Committee was established to study and make recommendations on the Glass Ceiling by 1995. Concerned investors have closely watched the development of this study.
Secretary of Labor, Robert Reich and a 21 member Glass Ceiling Commission released a report called "Good for Business: Making Full
Use of The Nation's Human Capital." This report is an important analysis for shareholders because it shows that in the U.S. we select from less than 1/2 the total talent in our workforce. For example women and minorities who represent over 57% of the workforce represent only 3% of the executive management positions. This is a serious deficiency in our ability to select the most talented people for our top management positions. It affects our competitive position if we stifle this gifted portion of our workforce.

   Through this resolution we are asking the Company to report to shareholders the progress we have made and the obstacles we still have to overcome."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS
                  PROPOSAL FOR THE FOLLOWING REASONS:

   The Company firmly supports and believes it is in full compliance with federal and state employment opportunity laws.
Your Board of Directors supports management's policy of recruiting, hiring, training and promoting the most qualified individuals available at each job level without regard to race, color, religion, sex, national origin, age, handicap or veteran status. The Company's employment statistics as well as its record of vindication in the defense of employment litigation provide clear evidence of management's commitment to this policy.

   Your Board of Directors further supports the Company's policy of selecting vendors and suppliers based on the quality and value of their products to our customers, as well as their reliability in past dealings with the Company. Your Board feels this policy is in the best interest of the shareholders and that a further statement to shareholders of this policy is unnecessary.

   The Board of Directors does not believe that the public dissemination of reports that contain sensitive information protected from public disclosure by federal law, promotes the ends of social equality and equal opportunity in any meaningful way. The Company compiles and files federally mandated statistical reports regarding employment practices at significant time and expense to the Company. While the information in these reports in fact illustrates the Company's commitment to equal opportunity, the compilation and dissemination of these reports, of themselves, would do nothing to promote this commitment. Additional reports, as requested by the proponents, would increase the Company's expenditures, and will not assist management in providing a workplace where each individual is judged fairly according to his or her efforts and abilities.

   The information that the proponents seek is sensitive and potentially susceptible to misinterpretation by persons who may, for whatever reason, be interested in distracting management or initiating unfounded legal action. In fact, the requested reporting could provide unsophisticated activist groups with the false impression of statistical underutilization and encourage them to harass management or to initiate baseless legal actions. The results may prove costly to the Company and distracting to management.

   The Company strives to respond meaningfully to all legitimate shareholder concerns. To this end, management has continued a dialogue with respect to this shareholder proposal. The open communication of information about relevant Company policies and procedures between senior executives and concerned shareholders has been and will continue to be fruitful and enlightening. Although the Company may be in agreement and compliance with the ultimate objectives of the shareholder proponents in many respects, the Directors of the Company do not believe it is in the shareholders' best interest to increase the burdens already placed on management or expose the Company to potentially costly litigation by requiring the preparation and dissemination of the requested reports.

   THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.
          PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO
           VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

SHAREHOLDER PROPOSAL CONCERNING CHILD/CONVICT LABOR

   The Amalgamated Bank of New York LongView Collective Investment Fund-11-15 Union Square, New York, NY 10003, owners of 28,400 of Class A Common Stock, have indicated that they intend to propose the following resolution for action at the meeting:

   "RESOLVED: The shareholders of Dillard Department Stores (the "Company")
              request the Board of Directors to prepare a report at reasonable expense describing the Company's actions to ensure that it does not and will not do business with foreign suppliers who manufacture items for sale in the United States using forced labor, convict labor, or illegal child labor, or who fail to satisfy all applicable laws and standards protecting their employees' wages, benefits, working conditions, freedom of association, and other rights."

   The following statement was submitted in support of such resolution:

SUPPORTING STATEMENT

   "As U.S. companies import more goods, concern is growing about working conditions in many nations that fall far below basic standards of fair and humane treatment. Several years ago, a controversy arose after reports that goods made by convicts in Chinese prisons were being imported into the United States for sale to consumers. The Tariff Act of 1930 makes it illegal to import any goods made by forced labor, including convict labor. China's use of prison labor and its record on human rights generally were issues in the debate about whether China should enjoy "most favored nation" trading status with the United States.

   Public concern has also been voiced in the wake of reports that retail items were manufactured using illegal child labor, unsafe or unhealthy working conditions, and similar conditions. In 1996, the White House issued a set of sourcing principles that is it urging American businesses to follow when dealing with overseas suppliers.

   When questions about such practices first arose, many companies denied any knowing involvement with suppliers who engage in them. Nonetheless, some companies adopted "sourcing" standards stating that the company will not do business with foreign suppliers who exploit workers manufacturing items for sale in the United States.

   Dillard imports many goods into this country, and we believe that the shareholders have a strong interest in learning what steps the Company is taking to monitor and control the conditions under which the goods it sells are produced. Reports that overseas suppliers are exploiting workers may damage a company's reputation and generate a consumer backlash.

   In our view too, it makes good business sense to enforce strict sourcing standards. For example, there are subterfuges that suppliers can use to import goods made by forced labor into the United States. Also, when the federal government enforces applicable laws, it may hold companies liable for actions of their suppliers.

   Strict standards and an active enforcement policy are thus vital for a company such as Dillard's. We therefore ask the Board to prepare a report giving investors data about Dillard's efforts to assure that it is not doing business with overseas suppliers that exploit workers.

              WE URGE YOU TO VOTE FOR THIS RESOLUTION!"

    THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS
                  PROPOSAL FOR THE FOLLOWING REASONS:

   The Company recognizes the importance, as both an ethical and a business responsibility, of obtaining assurances that the products it sells are manufactured in accordance with all applicable laws and that the rights and welfare of workers around the world are respected.

   The Company has always been committed to the highest ethical conduct and strict compliance with the law in all its business dealings, including its relationships with its many suppliers. The Company is deeply concerned about the issues raised in the Proposal and believes it has already adequately addressed such issues as described below.

   Products sold at Dillard stores are supplied by independent suppliers who also supply other retail stores and chains. To a much lesser degree, the Company is also supplied by sources contracted with by buying agents for the Company. Dillard does not engage directly in manufacturing.

    The Company has previously addressed the concerns raised in the Proposal by implementation of the following policies and procedures:

       *   The Company has developed a formal business policy (the
           "Policy") which focuses on the workplace conditions of, and legal compliance by, foreign vendors and suppliers. The Policy was distributed to all of the Company's foreign vendors and suppliers to restate and reemphasize the Company's longstanding philosophy that no merchandise purchased by the Company will be manufactured with the use of illegal labor conditions.

       * In furtherance of the Policy, the Company has renegotiated its agreements with foreign buying agents (including a buying office). These new buying agency agreements include prohibitions against illegal child labor and other forms of illegal employment, manufacturing, customs and environmental practices. Under the contract, a buying agent must use its best efforts to ensure that each vendor is in full compliance with any current, or later adopted, law of either the country of manufacture or the United States governing the use of child labor, prison labor, and/or governing the importation into the United States of merchandise produced with child labor as well as any other similar human rights statute, regulation or law.
            Buying agents must also follow policies and procedures which Dillard implements to ensure that all such statutes, laws or regulations are followed. If a buying agent discovers a violation of such prohibitions or discovers evidence that causes it to suspect a violation of such prohibitions, the buying agent must immediately notify Dillard of such violation(s) or evidence of violation(s), so that appropriate action can be taken to rectify such violation(s). Under these agreements, among other measures, buying agents are required to periodically inspect factories to ensure compliance with these standards. Additionally, company employees personally inspect selected factories to verify compliance.

       *    Dillard's philosophy also appears in the Company's
            Purchase Order Terms, Conditions & Instructions, which is the Company's standard form of purchase order and which is applicable to all transactions between the Company and all of its suppliers. The document explicitly requires each supplier to warrant and represent that its merchandise is manufactured in compliance with laws governing illegal working conditions.

       * The Company has previously issued a press release announcing its business policy, which policy contains prohibitions against workplace abuse and also contains the steps taken by the Company to implement the policy. Furthermore, the Company has furnished a copy of that policy to interested shareholders, and will continue to so provide copies of that policy.

   The Company believes that it has already addressed the concerns raised in the Proposal without further expenditure of valuable time and funds. As the above reflects, the Company is committed to assuring that its suppliers treat their employees properly.

    FOR THE ABOVE REASONS, THE BOARD RECOMMENDS VOTING AGAINST THE PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO
          VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.


SHAREHOLDER PROPOSAL CONCERNING CLASS "A" INDEPENDENT DIRECTORS

   The National Electrical Benefit Fund - 1125 15th Street N.W.,
Washington, D.C. 20005, owners of 12,000 shares of Class A Common Stock, have indicated that they intend to propose the following resolution for action at the meeting:

   "BE IT RESOLVED:  That the Class "A" shareholders of Dillard Department stores ("Company") hereby request that the Company's Board of Directors take the steps necessary to amend the company's bylaws, effective after the 1997 Annual Meeting, to provide ALL the Board of Directors elected by the Class "A" stockholders shall consist of independent directors. For these purposes, the definition of independent director shall mean a director who:

       * has not been employed by the Company or an affiliate in an executive capacity within the last five years;
       * was not, and is not a member of a corporation or firm that is one of the Company's paid advisers or consultants;
       * is not employed by a significant customer, supplier or provider of professional services;
       * has no personal services contract with the Company;
       * is not employed by a foundation or university that receives significant grants or endowments from the Company;
       * is not a relative of the management of the Company;
       * is not a shareholder who has signed shareholder agreements legally binding him to vote with management; and
       * is not the chairman of a company on which Dillard Department
         Stores' Chairman or Chief Executive Officer is also a board member."

SUPPORTING STATEMENT

   "The purpose of this proposal is to incorporate with the Board of Directors a basic standard of independence that we believe will permit clear and objective decision-making in the best long-term interests of all shareholders. A Board of Directors must formulate corporate policies and monitor the activities of management in implementing those policies. Given those functions, we believe that it is in the best interest of the Class "A" stockholders that ALL our representatives be independent. This is particularly true at Dillard where we only elect 1/3 of the total directors.

   The benefits of such independence, we think, are well accepted. The New York Stock Exchange for instance, requires each of its listed companies to have a least two members of the Board of Directors and all members of the audit committee who meet New York Stock Exchange standards of independence. We also note studies which reflect that a majority of directors of publicly-held companies are not employees of the companies on whose boards they serve. This trend is supported by the Business Roundtable in its publication Corporate Governance and American Competitiveness, prepared by a committee of the Roundtable, which states, in part, that:

       Board of Directors of large publicly-held corporations should be composed predominately of independent directors who do not hold management responsibilities within the corporation... In order to underscore their independence, non-management directors should not be dependent financially on the companies on whose boards they serve.

                  WE URGE YOU TO VOTE FOR THIS PROPOSAL"


    THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF
              THIS PROPOSAL FOR THE FOLLOWING REASONS:

   The Company's Board of Directors (the "Board") believes that the Proposal would limit the availability of talented and knowledgeable individuals to serve as Class A directors by imposing unduly rigid eligibility requirements and would, thus, not be in the best interests of the shareholders.

   The Class A directors include senior executives of other companies, outside counsel, bankers and other distinguished individuals. Accordingly, the Board already represents constituencies which are vitally concerned with the long-term economic performance and general success of the Company.

   The Board is concerned that adoption of the shareholder proposal would limit the ability of individuals familiar with the Company and its needs as well as those familiar with the retail industry from serving as Class A directors.

   The Company has benefitted over the years from the skill and wisdom of those who have served as Class A directors. During this time, the Board has recognized, and continues to recognize, the importance of having independent directors. In this regard, it has endeavored to establish a board which includes distinguished individuals from outside the Company. The Board believes that these persons provide an effective combination of Company knowledge, business acumen, historical perspective and independent judgment. Finally, in considering the Board's position, it should be noted that (1) all of the Class A directors are non-management, (2) all of the Executive Compensation and Stock Option Committee members are non-management and satisfy the definition of "outside directors" for purposes of Section 162(m) of the Internal Revenue Code, and (3) all of the Audit Committee members are non-management in addition to satisfying the guidelines set forth for independent directors in the New York Stock Exchange listing requirements.

FOR THE ABOVE REASONS, THE BOARD RECOMMENDS VOTING AGAINST THE PROPOSAL.
  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS
            STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.


OTHER MATTERS

   Management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to herein should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxy in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

   Proposals of stockholders intended to be presented at the Company's annual meeting of stockholders in 1998 must be received by the Company at its principal executive offices not later than December 26, 1997 in order to be included in the Company's Proxy Statement and form of Proxy relating to that meeting.

ANNUAL REPORTS

   The Company's annual report for the fiscal year ended February 1, 1997 is being mailed with this Proxy Statement but is not to be considered as a part hereof.

INDEPENDENT PUBLIC ACCOUNTANTS

   A representative of Deloitte & Touche LLP, the Company's independent public accountants for fiscal year 1996 and the current year, will be present at the meeting, will have the opportunity to make a statement, and also will be available to respond to appropriate questions.

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K,
   INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO,
   REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE
   COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER
   WHOSE PROXY IS SOLICITED UPON WRITTEN REQUEST TO:

                                DILLARD DEPARTMENT STORES, INC.
                                Post Office Box 486
                                Little Rock, Arkansas  72203
                                Attention:  James E. Darr, Jr., Secretary


                                          By Order of the Board of Directors



                                          JAMES E. DARR, JR.
                                          Secretary

                         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Dillard Department Stores, Inc.
Post Office Box 486
Little Rock, Arkansas  72203    PROXY       The undersigned hereby appoints
Telephone No.(501)376-5200    William Dillard and James E. Darr, Jr. as
                              Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Class A Common Stock of Dillard Department Stores, Inc., held of record by the undersigned on March 31, 1997, at the annual meeting of stockholders to be held on May 17, 1997, or any adjournment thereof.


1. ELECTION OF DIRECTORS.  /  /  FOR all Class A      /  / WITHHOLD AUTHORITY
                                 nominees listed           to vote for all
                                 below (except as          Class A nominees
                                 marked to the con-
                                 trary below)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Class A Nominees

Robert C. Connor * Will D. Davis * John Paul Hammerschmidt * William B. Harrison, Jr. * Jackson T. Stephens

2. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM DILLARD DEPARTMENT STORES, INC. TO DILLARD'S INC.

             /  /   FOR          /  /  AGAINST    /  /  ABSTAIN

3.   PROPOSAL TO AMEND THE 1990 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN.

             /  /   FOR          /  /  AGAINST    /  /  ABSTAIN
4.   STOCKHOLDER PROPOSAL REQUESTING PREPARATION OF EMPLOYMENT PRACTICES
     REPORT.
            (Management of the Company opposes this proposal.)

             /  /   FOR          /  /  AGAINST    /  /  ABSTAIN
5.   SHAREHOLDER PROPOSAL CONCERNING CHILD/CONVICT LABOR.
            (Management of the Company opposes this proposal.)

             /  /   FOR          /  /  AGAINST    /  /  ABSTAIN
6.   SHAREHOLDER PROPOSAL CONCERNING CLASS "A" INDEPENDENT DIRECTORS
            (Management of the Company opposes this proposal.)

             /  /   FOR          /  /  AGAINST    /  /  ABSTAIN

7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5 AND 6. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATED:                , 1997

                                  Signature




                                  Signature, if jointly held


PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

                         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Dillard Department Stores, Inc.
Post Office Box 486
Little Rock, Arkansas  72203    PROXY       The undersigned hereby appoints
Telephone No.(501)376-5200    William Dillard and James E. Darr, Jr. as
                              Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Class B Common Stock of Dillard Department Stores, Inc., held of record by the undersigned on March 31, 1997, at the annual meeting of stockholders to be held on May 17, 1997, or any adjournment thereof.


1. ELECTION OF DIRECTORS.  /  /  FOR all Class B      /  / WITHHOLD AUTHORITY
                                 nominees listed           to vote for all
                                 below (except as          Class B nominees
                                 marked to the con-
                                 trary below)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Class B Nominees

William Dillard * Calvin N. Clyde, Jr. * Drue Corbusier * Alex Dillard * Mike Dillard * William Dillard II * James I. Freeman * John H. Johnson * E. Ray Kemp * William H. Sutton

2. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM DILLARD DEPARTMENT STORES, INC. TO DILLARD'S INC.

             /  /   FOR          /  /  AGAINST    /  /  ABSTAIN
3.   PROPOSAL TO AMEND THE 1990 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN.

             /  /   FOR          /  /  AGAINST    /  /  ABSTAIN
4.   STOCKHOLDER PROPOSAL REQUESTING PREPARATION OF EMPLOYMENT PRACTICES
     REPORT.
            (Management of the Company opposes this proposal.)

             /  /   FOR          /  /  AGAINST    /  /  ABSTAIN
5.   SHAREHOLDER PROPOSAL CONCERNING CHILD/CONVICT LABOR.
            (Management of the Company opposes this proposal.)

             /  /   FOR          /  /  AGAINST    /  /  ABSTAIN
6.   SHAREHOLDER PROPOSAL CONCERNING CLASS "A" INDEPENDENT DIRECTORS
            (Management of the Company opposes this proposal.)

             /  /   FOR          /  /  AGAINST    /  /  ABSTAIN

7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5 AND 6. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATED:                , 1997

                                  Signature




                                  Signature, if jointly held


PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.